Exhibit 10.19

Execution Version

18-MONTH DELAYED DRAW TERM LOAN AGREEMENT

dated as of

February 25, 2022

among

SAFG retirement services, Inc.

The Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,

and

GOLDMAN SACHS BANK USA
as Joint Lead Arrangers and Joint Bookrunners

BOFA SECURITIES, INC.,
CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,

and

GOLDMAN SACHS BANK USA
as Syndication Agents

TABLE OF CONTENTS

ii

SECTION 9.16.	[Reserved]	81
SECTION 9.17.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	81

SCHEDULES

SCHEDULE 2.01	Commitments
SCHEDULE 9.01	Notice Information

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Promissory Note
EXHIBIT C	Forms of U.S. Tax Certificates

iii

18-MONTH DELAYED DRAW TERM LOAN AGREEMENT, dated as of February 25, 2022 among SAFG RETIREMENT SERVICES, Inc., a Delaware corporation (the “Company”), as borrower, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (this “Agreement”).

The Company has requested that the Lenders make, in one or more installments, term loans to the Company, in an aggregate principal amount not exceeding $6,000,000,000, and the Lenders are prepared to make such term loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01.     Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) the Credit Spread Adjustment that would be applicable to a Term Benchmark Loan; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to (a) the Term SOFR Rate for such Interest Period plus (b) the applicable Credit Spread Adjustment; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 9.01, or such other address as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means each of the Administrative Agent and the Syndication Agents.

“Agreement Value” means, for each Swap Contract, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements and netting amounts arising out of intercompany Swap Contracts) that the Company or any Subsidiary would be required to pay if such Swap Contract were terminated on such date.

“Alternate Base Rate” means, for any day, a rate per annum (which shall not be less than zero) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Term Loan Facility represented by (a) at any time during the Availability Period, the sum of such Lender’s (i) undrawn Commitment at such time plus (ii) the principal amount of such Lender’s Loan, and (b) thereafter, the principal amount of such Lender’s Loan at such time, provided that in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total principal amount of the Loan (and undrawn Commitments, if any) (disregarding the principal amount of any Defaulting Lender’s portion of the Loan and undrawn Commitment) represented by such Lender’s portion of the principal amount of the Loans (and undrawn Commitments, if any).

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan or ABR Loan, or with respect to the commitment fees payable pursuant to Section 2.09(a), as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term SOFR Spread” or “Commitment Fee Rate”, respectively, based upon the Index Debt Rating by Moody’s and S&P, respectively, applicable on such date:

Index Debt Ratings	ABR Spread	Term SOFR Spread	Commitment Fee Rate
Category 1 > A / A2	0.000%	0.750%	0.080%
Category 2 A- / A3	0.000%	0.875%	0.090%
Category 3 BBB+ / Baa1	0.000%	1.000%	0.100%
Category 4 BBB / Baa2	0.125%	1.125%	0.125%
Category 5 <BBB- / Baa3 or unrated	0.250%	1.250%	0.175%

If Index Debt Ratings are not available on the Closing Date, the Applicable Rate shall be deemed to be in Category 3 above until the Ratings Outside Date. Following the Ratings Outside Date, (a) if either Ratings Agency shall not have issued an Index Debt Rating (other than by reason of the circumstances referred to in the second to last sentence of this paragraph), then such Ratings Agency shall be deemed to have established a rating in Category 5 above, (b) if the Index Debt Rating established or deemed to have been established by the two Ratings Agencies shall fall within different ratings levels, the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more ratings levels lower than the other, in which case the Applicable Rate shall be determined by the reference to the rating level one level below the higher of the two ratings (and, for this purpose, a rating level shall be the comparable rating level for the Moody’s rating and the S&P’s rating (i.e., ratings of A-/A3 are the same rating level)), and (c) if any rating shall be changed (other than as a result of a change in the rating system of the applicable Ratings Agency), such change shall be effective as of the date on which it is first announced by the applicable Ratings Agency. Each change in the applicable margins and commitment fee rates shall apply to all outstanding Loans and commitment fees, as applicable, accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Ratings Agency shall change, or if either Ratings Agency shall cease to be in the business of rating corporate debt obligations, the Company and the relevant Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the unavailability of ratings from such Ratings Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. At any time an Event of Default has occurred and is continuing, the Applicable Rate shall be deemed to be in Category 5 above.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender as assignor and an assignee (with the consent of each Person whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to the earlier of (x) the Availability Termination Date (including such date) and (y) termination of all of the Commitments pursuant to Section 2.06, Article VII or otherwise in accordance with this Agreement (excluding such date (unless such termination is a result of the Availability Termination Date)).

“Availability Termination Date” means the earlier to occur of (i) December 30, 2022 and (ii) the IPO Effective Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the Adjusted Daily Simple SOFR;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that in relation to Loans bearing interest based on the Daily Simple SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, or any other dealings of such Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” shall be deemed to have occurred if any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than RemainCo and/or any wholly-owned subsidiaries of RemainCo, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” has the meaning assigned to such term in Section 4.01.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its obligation to make the Loan to the Company pursuant to Section 2.01 in an aggregate principal amount over all installments thereof not to exceed the amount set forth opposite such Lender’s name on Schedule I hereto (reflecting the Commitments on the date hereof) or in the Assignment and Assumption or other instrument executed and delivered hereunder pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or renewed from time to time pursuant to this Agreement, including, without limitation, reductions pursuant to Sections 2.01 and 2.06 and renewals pursuant to Section 2.08(c). The aggregate amount of the Lenders’ Commitments is $6,000,000,000 as of the date hereof. The Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make the Loan hereunder.

“Commitment Date” means February 14, 2022.

“Commitment Letter” means that certain SAFG Retirement Services, Inc. Senior Unsecured Delayed Draw Term Loan Facilities Commitment Letter, dated as of the Commitment Date, by the Joint Lead Arrangers, and accepted and agreed to by the Company.

“Company” has the meaning given to it in the preamble hereto.

“Compensation Period” has the meaning assigned to such term in Section 2.04(b).

“Consolidated Net Worth” means, at any date, the total shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from “Consolidated Net Worth” (a) accumulated other comprehensive income (or loss) (adjusted for the Fortitude Re Adjustment Amount) and (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”).

“Consolidated Total Capitalization” means, at any date, the sum of (a) Consolidated Total Debt plus (b) without duplication of any amount of Hybrid Securities included in the determination of Consolidated Total Debt, the aggregate amount of Hybrid Securities plus (c) Consolidated Net Worth.

“Consolidated Total Debt” means, at any date, without duplication, the sum of (a) the aggregate amount of all Indebtedness of the Company and its Subsidiaries (excluding all Operating Indebtedness and Hybrid Securities of the Company and its Subsidiaries) plus (b) the aggregate amount of Hybrid Securities in excess of 15% of Consolidated Total Capitalization, in each case, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“Credit Spread Adjustment” means a rate per annum equal to 0.10%.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Deconsolidation” means the date on which RemainCo shall (i) beneficially own, directly or indirectly, shares representing 50% or less of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company and (ii) is no longer required to consolidate the financial results of the Company in its consolidated financial statements.

“Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to 2.00% plus the Alternate Base Rate as in effect from time to time plus the Applicable Rate applicable to ABR Loans; provided that, with respect to principal of any Term Benchmark Loan that shall become due (whether at stated maturity, by acceleration, by prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the “Default Rate” shall be a rate per annum equal to, for the period from and including such due date to but excluding the last day of such Interest Period, 2.00% plus the interest rate for such Term Benchmark Loan as provided in Section 2.10(b) and, thereafter, the rate provided for above in this definition.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, (x) such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (y) such failure has been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation) or (d) has become the subject of a Bankruptcy Event or Bail-In Action.

“Designated Subsidiaries” means, without duplication, (a) any Subsidiary that has total assets in excess of 10% (or, solely for purposes of Section 6.01, 20%) of the consolidated total assets of the Company and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated balance sheet of the Company furnished pursuant to Section 3.05(a) or 5.01) and (b) any Subsidiary formed or organized after the date hereof that owns, directly or indirectly, greater than 10% (or, solely for purposes of the Section 6.01, 20%) of the Equity Interests in any other Designated Subsidiary, in each case, as measured as of the last day of the most recent fiscal quarter for which financial statements of the Company and its consolidated subsidiaries are available.

“Disclosed Matters” means any matter disclosed in the Draft Registration Statement.

“Disclosed Tax Matters” means any matters relating to taxes set forth or accounted for in the “Federal Income Taxes” or “Income Taxes” notes, as applicable, in the Draft Registration Statement.

“Dollars” or “$” refers to lawful money of the United States.

“Draft Registration Statement” means the draft registration statement confidentially submitted by the Company to the SEC on December 21, 2021 and January 27, 2022, and delivered to the Administrative Agent and the Joint Lead Arrangers on January 25, 2022 and February 1, 2022, respectively (in each case, without giving effect to any amendments thereto).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all federal, state, local, municipal and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), and legally binding requirements of any Governmental Authority, in each case concerning the protection of the environment, natural resources, human health and safety as it relates to any Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case not relating to or arising out of the insurance or reinsurance activities of the Company or the Subsidiaries.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of (a) actual or alleged compliance or noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, handling, transport, storage, treatment, recycling or disposal of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing. Liabilities of the type described above arising out of the obligation of any Insurance Subsidiary with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equivalent Financing” means credit facilities or other forms of bank financing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code and Section 303 of ERISA), (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the requirement that a Plan provide a security pursuant to Section 436(f)(i) of the Code, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the Company or any of the Subsidiaries engaging in a non-exempt “prohibited transaction” with respect to a plan for which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, (j) any other event or condition with respect to a Plan or Multiemployer Plan that would reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA or (k) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Proceeds” has the meaning assigned to such term in Section 2.08(b)(ii).

“Excluded Taxes” means, with respect to any payment made by the Company, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by gross or net income (however denominated), franchise Taxes, revenue Taxes and branch profits Taxes and taxes in lieu thereof (including value-added or similar Taxes), in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.14(f); (c) U.S. Federal withholding Taxes from a Law in effect on the date on which (i) such Recipient acquires directly or indirectly its applicable ownership interest in the Loans or Commitments (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.16(b)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loans or Commitments or to such Recipient immediately before it changed its lending office and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official governmental interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, deputy treasurer or controller of the Company.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Pension Plan” means any benefit plan maintained outside of the U.S. primarily for the benefit of employees working outside the U.S. that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Fortitude Re Adjustment Amount” means, at any date, the amount (if any) of cumulative unrealized gains and losses relating to Fortitude Re’s Funds Withheld Assets (as such term is used in the Company’s most recent financial statement delivered in accordance with Section 5.01) as included in accumulated other comprehensive income (or loss).

“Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business or tax credit investment business for the purpose of selling and/or holding, directly or indirectly, Equity Interests in such investment vehicle to third parties.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by the Company or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

“Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality, regulatory body (including any board of insurance, insurance department or insurance commissioner), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“Hybrid Securities” means any junior subordinated debt or trust preferred securities issued by the Company or any of its Subsidiaries that received hybrid equity treatment from S&P and Moody’s at issuance.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such property and (ii) the amount of Indebtedness secured by such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and (i) all obligations of such Person in respect of bankers’ acceptances. Indebtedness shall not include: (i) any obligation of any Person to make any payment, hold funds or securities or to segregate funds or securities for the benefit of one or more third parties pursuant to any surety or fidelity bond, any insurance or reinsurance contract or program, any distribution agreement, any program administrator agreement, managing general agency agreement, third party administrator agreement, claims services agreement or similar insurance services agreement, or any annuity contract, variable annuity contract, life insurance policy, variable life insurance policy or other similar agreement or instrument (including GICs and financial guarantees), including any policyholder account, arising in the ordinary course of any such Person’s business; (ii) all other liabilities (or guarantees thereof) of any Person arising in the ordinary course of any such Person’s business as an insurance company, reinsurance company (including GICs), agency, producer or claims services company or as a provider of financial or investment services (including GICs); (iii) obligations of any Person under Swap Contracts; (iv) obligations of any Person under or arising out of any employee benefit plan, employment contract or other similar arrangement; (v) obligations of any Person under any severance or termination of employment agreement or plan; (vi) utilizing proceeds from the disposition of properties (or interests therein) generating tax credits to secure guarantee obligations to third party investors in tax credit Funds, or providing guarantees to third-party investors in tax credit Funds to protect against recapture of previously-allocated tax credits occurring after the disposition of such properties (or interests therein); or (vii) Indebtedness of Subsidiaries that are held for sale (and accounted for as such under GAAP) as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than Indebtedness that is nonrecourse to such Person) in which such Person is a general partner.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Company under any Loan Document and (b) Other Taxes. For avoidance of doubt, Indemnified Taxes does not include Taxes imposed by applicable Law on a distribution or similar payment made by a Lender to a Person that is an owner of such Lender with respect to its ownership interest in such Lender and distributions and similar payments made by such owners to their owner.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Index Debt Rating” means, as of any date of determination, the rating as determined by S&P or Moody’s of the Index Debt.

“Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Term SOFR Rate applicable to the relevant Loan or Commitment), as the Company may elect; provided, that:

(i)         if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)        any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and

(iii)       no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IPO” means the initial underwritten public offering of shares of common stock of the Company consummated on terms substantially consistent with the Draft Registration Statement or otherwise reasonably satisfactory to the Joint Lead Arrangers (it being understood and agreed that any amendment to the Draft Registration Statement shall be deemed satisfactory to the Joint Lead Arrangers so long as such amendment is not materially adverse to the Lenders).

“IPO Effective Date” means the date on which the IPO is consummated.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A or one or more of its affiliates.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Recourse Real Estate Indebtedness” means Indebtedness of any Subsidiary of the Company secured by Liens on any of its real property (including investments in real property) and certain personal property related thereto; provided that (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating such Liens or providing for such Indebtedness shall be limited to such real property and personal property relating thereto; and (ii) such holder may not under the instrument creating such Lien or providing for such Indebtedness collect by levy of execution or otherwise against property of such Subsidiary (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Subsidiary fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions.

“Loan Documents” means, collectively, this Agreement and the promissory notes (if any) executed and delivered pursuant to Section 2.07(e).

“Loan” and “Loans” means the term loan made by each Lender to the Company pursuant to Section 2.01, which may be made in multiple installments as more particularly set forth in Section 2.01 (or, if context so requires, the aggregate term loan made by all of the Lenders).

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and any Limited Recourse Real Estate Indebtedness), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $375,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.

“Maturity Date” means (x) December 30, 2022, if the IPO Effective Date has not occurred on or prior to such date, or (y) otherwise, August 25, 2023.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any Prepayment Event, the aggregate cash proceeds received in respect of such Prepayment Event, net of all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates of the Company) in connection therewith.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the “Overnight Bank Funding Rate” in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loans (including with respect to principal, interest, fees and other amounts payable by the Company thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Indebtedness” of any Person means, at any date, without duplication, any Indebtedness of such Person (a) in respect of AXXX, XXX and other similar life reserve requirements, (b) incurred in connection with repurchase agreements, securities lending and dollar roll transactions, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life reserves, (d) to the extent the proceeds of which are used to fund discrete assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person being called upon to make such principal and interest payments, (e) in respect of the Company’s “Debt of Consolidated Investment Entities”, (f) consisting of loans and other obligations owing to Federal Home Loan Banks or (g) that is otherwise treated as “operating indebtedness” and excluded from financial leverage by each of the Ratings Agencies in its evaluation of such Person.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection solely arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or Taxes imposed with respect to an assignment or participation.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to it in Section 8.01(j).

“Payment Notice” has the meaning assigned to it in Section 8.01(j).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means (a) Liens for taxes, assessments and governmental charges not yet due or that are being contested in good faith by appropriate proceedings; (b) bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings; (c) pledges and deposits made in compliance with workmen’s compensation, unemployment insurance and other social security Laws; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company; and (f) Liens arising in the ordinary course of business on operating accounts (including deposit accounts and any related securities accounts) maintained by the Company, including bankers’ Liens and rights of setoff arising in connection therewith; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Date” has the meaning given to such term in Section 2.08(b)(ii).

“Prepayment Event” means, the issuance or incurrence by the Company or any of its Subsidiaries (or subsidiaries that the Company will ultimately own following the consummation of the Reorganization Transactions) of any the following, after the Commitment Date:

(a)       Indebtedness for borrowed money, including without limitation, the Senior Notes and/or any Equivalent Financing issued or incurred in lieu of the Senior Notes (in whole or in part), but excluding (i) Operating Indebtedness, (ii) intercompany obligations between or among the Company and/or its Subsidiaries, (iii) the Revolving Credit Facility, (iv) the 3-Year DDTL Loans, (v) Hybrid Securities and/or any Equivalent Financing issued or incurred in lieu of any Hybrid Securities (in whole or in part), (vi) Capital Lease Obligations, (vii) Purchase Money Obligations and equipment financings, (viii) letter of credit facilities, (ix) bilateral working capital facilities, (x) overdraft facilities, and (xi) prior to the Deconsolidation, working capital facilities provided by RemainCo and/or its subsidiaries in the ordinary course of business); and/or

(b)       Hybrid Securities and/or any Equivalent Financing issued or incurred in lieu of any Hybrid Securities (in whole or in part).

“Prepayment Notice” has the meaning given to such term in Section 2.08(b)(i).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction..

“Purchase Money Obligations” means any Indebtedness issued or incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Equity Interests), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Equity Interests of any Person owning such property or assets, or otherwise.

“Ratings Agency” means, individually or collectively, S&P and/or Moody’s, as the context may require.

“Ratings Outside Date” means the earlier to occur of (x) the date that Index Debt Ratings become available and (y) the date that is 120 days after the Closing Date.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as a beneficial owner thereof for U.S. Federal tax purposes).

“Reference Time” with respect to any setting of the then-current Benchmark means if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means, the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“RemainCo” means American International Group, Inc., a Delaware corporation.

“Reorganization Transactions” means a series of planned transactions intended to separate the life and retirement business of RemainCo and transfer such business to the Company and its subsidiaries, as described in sections “The Reorganization Transactions” and “Recapitalization” of the Draft Registration Statement.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the Credit Exposures and unused Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any executive officer or Financial Officer of the Company and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Revolving Credit Facility” means one or more (or a series) of revolving credit facilities with an aggregate commitment not to exceed $2,500,000,000 arranged by JPMorgan for the Company.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive sanctions program that extends beyond any list of Sanctioned Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or the European Union, which as of the date of this Agreement would be the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or the European Union, (b) any Person located, organized or resident in, or the government of, a Sanctioned Country or the Government of Venezuela or (c) any Person owned or controlled by any such Person described in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Australian Department of Foreign Affairs and Trade. For the avoidance of doubt, the term “sanctions” shall not include any withholding tax under FATCA.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domicile of such Insurance Subsidiary for the preparation of annual statements and other financial reports of such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Securities Transactions” means (a) securities lending arrangements, (b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments and (c) other similar arrangements.

“Senior Notes” means senior unsecured debt securities issued by the Company or any of its Subsidiaries following the Commitment Date.

“SOFR” means a rate equal to the “Secured Overnight Financing Rate” as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Specified Permitted Lender” means any Person identified as a permitted assignee pursuant to the Syndication Plan.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent; provided that no Fund shall be a “subsidiary” for the purpose hereof.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Swap Contracts shall not include (i) any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement or (ii) any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Company or any Subsidiary or Affiliate of the Company or any Subsidiary for capital raising purposes.

“Syndication Agent” means the Syndication Agent listed on the cover page of this Agreement.

“Syndication Plan” means that certain Syndication Plan, dated February 14, 2022 (as amended or otherwise modified from time to time with the consent of the Company), among the Joint Lead Arrangers and the Company.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Loan Facility” means (a) at any time during the Availability Period, the sum of (i) the aggregate amount of Commitments at such time and (ii) the aggregate outstanding principal amount of the Loans of all Lenders at such time and (b) thereafter, the aggregate outstanding principal amount of the Loans of all Lenders at such time.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum equal to the forward-looking term rate based on SOFR as published by the CME Term SOFR Administrator. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by the Company of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(D)(2).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Company and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“3-Year DDTL Credit Agreement” means that certain 3-Year Delayed Draw Term Loan Agreement, dated as of the date hereof (as amended or otherwise modified from time to time), between the Company, as borrower, the Lenders party thereto from time to time, and JPMorgan, as administrative agent for the lenders thereto.

“3-Year DDTL Loans” means those “Loans” as defined in and borrowed pursuant to the 3-Year DDTL Credit Agreement.

Section 1.02.      Terms Generally.

(a)       The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as from time to time amended, supplemented or otherwise modified, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03.      Accounting Terms and Determinations.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect).

Section 1.04.      Interest Rates; Benchmark Notification.

The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.01.      Term Loan.

At any time, and from time to time, during the Availability Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Loan in one or more installments in Dollars to the Company pursuant to this Section 2.01 in an aggregate principal amount not to exceed such Lender’s Commitment, which Commitment shall, subject to Section 2.08(c), be permanently and irrevocably reduced on a dollar for dollar basis in an amount equal to the principal amount of each installment of the Loan made under this Agreement by such Lender on the date such installment is made. Subject to Section 2.08(c), the Loan under this Agreement may not be reborrowed once prepaid or repaid.

Section 2.02.      Loans and Borrowings.

(a)       Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       Type of Loans. Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Company may request in accordance herewith. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(c)       Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings outstanding.

(d)       Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert to or continue as a Term Benchmark Borrowing, any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

Section 2.03.      Requests for Borrowings.

With respect to each borrowing of an installment of the Loan, the Company shall give the Administrative Agent a Borrowing Request by telephone or in writing (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, in the case of telephonic Borrowing Requests, shall be confirmed promptly (but, in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)         the aggregate amount of the requested Borrowing;

(ii)        the date of such Borrowing, which shall be a Business Day;

(iii)       whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv)       in the case of a Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section (but, in the case of an ABR Borrowing, not later than 11:30 a.m., New York City time, on the date of the requested Borrowing, provided that the Administrative Agent shall have received a written Borrowing Request for such Borrowing not later than 10:00 a.m., New York City time, on such date), the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.      Funding of Borrowings.

(a)       Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon (or, in the case of an ABR Borrowing, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by crediting the amounts so received within two hours of receipt from the Lenders, in like funds, to an account of the Company maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request.

(b)       Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent (the “Compensation Period”), at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent, any Lender or the Company may have against any other Lender as a result of any default by such Lender hereunder.

Section 2.05.      Interest Elections.

(a)       Elections by the Company for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)       Notice of Elections. To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone or in writing by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and, in the case of telephonic Interest Election Requests shall be confirmed promptly by hand delivery, electronic delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

(c)       Information in Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)        the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)       whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv)       if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)       Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       Failure to Elect; Events of Default. If the Company fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall automatically be converted to an ABR Borrowing at the end of the Interest Period therefor.

Section 2.06.      Termination and Reduction of Commitments.

(a)       Scheduled Termination. Subject to Section 2.08(c), the Commitments shall be automatically and permanently reduced on a dollar for dollar basis by an amount equal to the principal amount of each Borrowing under this Agreement on the date of such Borrowing. Unless previously terminated or reduced to zero, any outstanding Commitments shall be automatically and permanently reduced to zero and terminated at the end of the Availability Termination Date. For the avoidance of doubt, subject to Section 2.08(c), the Commitments shall automatically and permanently terminate upon being reduced to zero.

(b)       Voluntary Termination or Reduction. During the Availability Period, the Company may at any time terminate the Commitments or from time to time reduce the Commitments; provided that each reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000. Notwithstanding the termination of the Commitments, this Agreement shall not terminate, and the obligations of the Company under this Agreement shall continue in full force and effect until such time as all principal of or accrued interest on the Loans and all fees and other amounts payable under this Agreement or any other Loan Document have been paid in full.

(c)       Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.07.      Repayment of Loans; Evidence of Debt.

(a)       Repayment. Each Loan shall mature, and the Company hereby unconditionally promises to pay the unpaid principal of each Loan (together with accrued interest thereon and all other amounts then payable under this Agreement) on the Maturity Date.

(b)       Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender by the Company from time to time hereunder.

(c)       Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(d)       Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records of the Administrative Agent and the records of a Lender, the records of the Administrative Agent shall control absent manifest error.

(e)       Promissory Notes. Any Lender may request that Loans made by it to the Company be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C or any other form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08.      Prepayment of Loans.

(a)       Optional Prepayments.

(i)       The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of paragraph (b) of this Section 2.08 and Section 2.13.

(ii)       The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) or in writing of any prepayment under paragraph (a) of this Section 2.08: (1) in the case of prepayment of any Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (which shall be a Business Day) or (2) in the case of prepayment of any ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10, together with amounts, if any, payable pursuant to Section 2.13.

(b)       Mandatory Prepayment Events.

(i)       The Company shall, prior to 10:00 a.m., New York City time, not less than three Business Days (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the occurrence of any Prepayment Event (regardless of whether the Net Proceeds thereof would be required to be applied to prepay the Loans or the 3-Year DDTL Loans or reduce Commitments hereunder or commitments in respect of the 3-Year DDTL Loans), deliver a notice (the “Prepayment Notice”) thereof to the Administrative Agent, which shall set forth the (i) aggregate proceeds from such Prepayment Event, (ii) the Net Proceeds therefrom, and (iii) the amount of any Loans, 3-Year DDTL Loans, or any interest in respect of the Loans or 3-Year DDTL Loans to be paid, and/or the undrawn portion of any Commitments or commitments in respect of the 3-Year DDTL Loans expected to be permanently reduced and terminated in connection therewith, in each case, in accordance with Section 2.08(b)(ii) below (and any elections the Company may make in respect thereof). Any prepayments made under this Section 2.08(b) shall be subject to the requirements of Section 2.13.

(ii)       In the event and on each occasion that any Net Proceeds from any Prepayment Event, when taken together with the aggregate Net Proceeds of all other Prepayment Events that have occurred prior thereto, exceeds $500,000,000 (any such excess Net Proceeds, “Excess Proceeds”), the Company shall, on or before the date (the “Prepayment Date”) that is the third (3rd) Business Day following the receipt of such Excess Proceeds:

(I)       with respect to any Prepayment Event described in clause (a) of the definition thereof, apply the relevant Excess Proceeds in accordance with clause (A) below, unless the Company makes an election in the Prepayment Notice to apply such Excess Proceeds in accordance with clause (B) below, in which case, the Company shall apply such Excess Proceeds in accordance with clause (B) below; and

(II)       with respect to any Prepayment Event described in clause (b) of the definition thereof, apply the relevant Excess Proceeds in accordance with clause (B) below;

(A)       without duplication (1) first, to ratably prepay (x) any principal amount of Loans and (y) any accrued but unpaid interest on the Loans, in each case, outstanding on the relevant Prepayment Date, on a dollar-for-dollar basis, (2) second, the then-undrawn portion of the Commitments shall be permanently and irrevocably reduced (or terminated, as applicable) on a dollar-for-dollar basis to the extent of any remaining Excess Proceeds not applied pursuant to clause (A)(1) above (it being understood that any Excess Proceeds counted towards reducing Commitments under this clause (A)(2) shall not be reused in clause (A)(3) below), and (3) third, without duplication, to the extent of any remaining Excess Proceeds not applied pursuant to clauses (A)(1) or (A)(2) above, in accordance with Section 2.08(b)(ii)(B) of the 3-Year DDTL Credit Agreement; and

(B)       without duplication (1) first, in accordance with Section 2.08(b)(ii)(A) in the 3-Year DDTL Credit Agreement, (2) second, to ratably prepay (x) any principal amount of Loans and (y) any accrued but unpaid interest on the Loans, in each case, outstanding on the relevant Prepayment Date, on a dollar-for-dollar basis to the extent of any remaining Excess Proceeds not applied pursuant to clause (B)(1) above, and (3) third, the then-undrawn portion of the Commitments shall be permanently and irrevocably reduced (or terminated, as applicable) on a dollar-for-dollar basis to the extent of any remaining Excess Proceeds not applied pursuant to clauses (B)(1) or (B)(2) above.

(c)       Mandatory Prepayment for Delayed IPO. If the IPO Effective Date has not occurred on or prior to the date that is five (5) Business Days (or up to and including ten (10) Business Days with the consent of the Administrative Agent, or such longer period exceeding ten (10) Business Days with the consent of each of the Joint Lead Arrangers) after any Borrowing made in anticipation thereof, the Company shall prepay the outstanding principal amount of any outstanding Loans (along with any accrued and unpaid interest thereon) within five (5) Business Days following such date; provided that, upon such prepayment, the aggregate Commitments of the Lenders shall be increased by the principal amount of Loans prepaid pursuant to this Section 2.08(c), pro rata among the Lenders in accordance with their respective Applicable Percentages, and such Commitments shall be available to the Company for re-borrowing pursuant to Section 2.01. Any prepayments made under this Section 2.08(c) shall be subject to the requirements of Section 2.13.

Section 2.09.      Fees.

(a)       Commitment Fees. The Company agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the daily undrawn amount of the Commitment of such Lender during the period from and including the day that is 120 days after the Closing Date to but excluding the date on which the Commitments are reduced to zero and terminated. Accrued commitment fees shall be due and payable quarterly in arrears on the day that is fifteen (15) days (or if such day is not a Business Day, the preceding Business Day) after the last day of each March, June, September and December, commencing with the first such date to occur after the 120th day after the Closing Date, and on the date on which the Commitments are terminated and reduced to zero and any such fees accruing after such date shall be payable on demand.

(b)       Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c)       Payment of Fees; Computation of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, as applicable, to the Person or Persons entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraph (a) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.10.      Interest.

(a)       ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)       Term SOFR Loans. The Loans constituting each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)       Default Interest. If any amount of principal of any Loan, interest or any other amount payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Without duplication of amounts payable under the preceding sentence, while any Event of Default pursuant to clause (g) or (h) of Article VII exists and, upon request by the Required Lenders, while any other Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Loans made to the Company at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d)       Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)       Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11.      Alternate Rate of Interest.

(a)       Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:

(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or the Daily Simple SOFR; or

(ii)       the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Borrowing for Loans that bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate applicable to a Term Benchmark Loan, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute (x) a Loan bearing interest at the Adjusted Daily Simple SOFR plus the Applicable Rate applicable to a Term Benchmark Loan, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above, on such day.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.11), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)       Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)       Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) a Borrowing for Loans that bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate applicable to a Term Benchmark Loan, so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Loan bearing interest at the Adjusted Daily Simple SOFR plus the Applicable Rate applicable to a Term Benchmark Loan, so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 2.12.      Increased Costs.

(a)       Increased Costs Generally. If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, deposit insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender;

(ii)       impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender; or

(iii)       subject any Recipient to any Taxes (other than (A) Taxes under FATCA, (B) Indemnified Taxes, (C) Other Connection Taxes on gross or net income, profits, franchise or revenues or taxes in lieu thereof (including value-added or similar Taxes) and (D) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes) on its Loans (including principal amount thereof), Commitments or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lenders or such other Recipient of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)       Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity, as applicable), then from time to time the Company will pay to such Lender in Dollars such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts in Dollars necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)       Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13.      Break Funding Payments.

In the event of (a) the payment of any principal of any Term Benchmark Loan on a day other than the last day of an Interest Period or the relevant Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of an Interest Period or the relevant Interest Payment Date therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(a)(ii) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period or the relevant Interest Payment Date, as applicable, for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period or comparable monthly period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Term SOFR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits from other banks in the Term SOFR Rate market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14.      Taxes.

(a)       Withholding of Taxes; Gross-Up. Each payment by the Company under any Loan Document shall be made without deduction or withholding for any Taxes, unless such withholding is required by applicable Law (which, for purposes of this Section, shall include FATCA). If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Company. The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)       Indemnification by the Company. The Company shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.14(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.14(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(e)       Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and the Company for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the Company (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent or the Company (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the Company (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)       Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time such Lender becomes a Lender hereunder or at times prescribed by Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding, unless a Change in Law prevents such Lender from legally being able to complete, execute or deliver such form. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)       Without limiting the generality of the foregoing, if the Company is a U.S. Person, any Lender with respect to the Company shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of originals reasonably requested by the Company and the Administrative Agent), on or prior to the date on which such Lender becomes a party hereto, duly completed and executed originals of whichever of the following is applicable:

(A)       in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)       in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty, (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty and (3) with respect to FATCA, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from withholding tax;

(C)       in the case of a Non-U.S. Lender for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)       in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E (as applicable) (which shall also establish an exemption from withholding tax under FATCA) and (2) a certificate substantially in the applicable form attached as part of Exhibit D (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)       in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)       any other form prescribed by Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by Law to be withheld.

(iii)       If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)       Treatment of Certain Refunds. If any Lender or the Administrative Agent reasonably determines that it has received a refund, in cash or applied as an offset against other cash tax liability, of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), such indemnified party shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus, for the avoidance of doubt, any interest imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) to the extent such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

Section 2.15.      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)       Payments by the Company. The Company shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (including commitment fees, payments required under Section 2.07, and payments required under Section 2.08) shall be made in Dollars.

(b)       Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)       Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(d)       Presumptions of Payment. Unless the Administrative Agent shall have received notice (which notice shall be effective upon receipt) from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(e)       Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.16.      Mitigation Obligations; Replacement of Lenders.

(a)       Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall be effected in accordance with and subject to the restrictions contained in Section 9.04 and such assignee (if not a Lender) shall have been approved by the Administrative Agent (which approval shall not unreasonably be withheld, conditioned or delayed), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) with respect to an assignment as a result of clause (iii) above, the assignment fee shall be paid to the Administrative Agent by the Company and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.17.      [Reserved].

Section 2.18.      Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which it is a Defaulting Lender (and the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender); and

(b)       the Commitments and Credit Exposures of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); except that (i) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Article III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders that:

Section 3.01.      Organization; Powers.

Each of the Company and its Designated Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.      Authorization; Enforceability.

The execution, delivery and performance by the Company of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action. Each Loan Document to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.      Governmental Authorizations.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document, except (i) such as have been obtained or made and are in full force and effect and (ii) to the extent that failure to obtain such approval, consent, exemption or authorization, to take such other action, or to make such notice or filing would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04.      No Contravention.

The execution, delivery and performance by the Company of each Loan Document to which the Company is a party do not and will not (a) contravene the terms of any of the Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any Law, except, in the case of clauses (b) and (c) above, to the extent such violations or defaults, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.05.      Financial Statements; No Material Adverse Effect.

(a)       Financial Statements. The Company has heretofore furnished to the Lenders in the Draft Registration Statement its consolidated balance sheet and statements of income, equity and cash flows (i) as of and for the fiscal year ended December 31, 2020, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2021 certified by the Company’s chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)       No Material Adverse Effect. Since December 31, 2020, there has been no event, development or circumstance that has had or would reasonably be expected to result in a Material Adverse Effect except for Disclosed Matters.

Section 3.06.      Litigation and Environmental Matters.

(a)       Actions, Suits and Proceedings. Except for Disclosed Matters and Disclosed Tax Matters, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Designated Subsidiaries or against any of their properties or revenues that (i) either individually or in the aggregate, if determined adversely, would reasonably be expected to result in a Material Adverse Effect or (ii) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby.

(b)       Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Designated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any conditions or circumstances that would reasonably be expected to result in any Environmental Liability.

(c)       Change in Disclosed Matters. Since the date of the Draft Registration Statement, there has been no change in the status of Disclosed Matters and since the date of the Draft Registration Statement, there has been no change in Disclosed Tax Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.07.      Compliance with Laws.

Each of the Company and its Designated Subsidiaries is in compliance with all Laws (including applicable Anti-Corruption Laws, applicable Sanctions and any Environmental Laws) and orders of any Governmental Authority applicable to it or its property, except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08.      No Default.

Neither the Company nor any of its Designated Subsidiaries is in default under or with respect to any Contractual Obligation that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.09.      Investment Company Status.

The Company is not and, after application of the proceeds of the Loans, will not be an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10.      Taxes.

Except for Disclosed Tax Matters, each of the Company and its Designated Subsidiaries has timely filed or caused to be filed all Federal income tax returns and all other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11.      ERISA.

(a)       Each of the Company and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as they relate to each Plan, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to result in a Material Adverse Effect if any such Plan were voluntarily terminated.

(b)       Each Foreign Pension Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Company, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Company or any Subsidiary, directly or indirectly, to a tax or civil penalty that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets held in trust under all such Foreign Pension Plans by an amount that would reasonably be expected to result in a Material Adverse Effect if any such Plan were voluntarily terminated.

Section 3.12.      Disclosure.

None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).

Section 3.13.      Margin Regulations.

The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of the Company shall consist of Margin Stock.

Section 3.14.      Anti-Corruption Laws and Sanctions.

The Company has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. None of (a) the Company, any Subsidiary, any of their respective directors or officers or, to the knowledge of the Company or such Subsidiary, any of their employees, or (b) to the knowledge of the Company or such Subsidiary, any agent of the Company or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.

Article IV

CONDITIONS

Section 4.01.      Closing Date.

The obligations of the Lenders to make Loans hereunder shall not become effective until the date (the “Closing Date”) on which each of the following conditions shall be satisfied to the reasonable satisfaction of the Administrative Agent (or waived in accordance with Section 9.02):

(a)       Executed Counterparts of this Agreement. The Administrative Agent shall have received from each of the Company, the Lenders (including any Person that shall become a Lender hereunder as of the Closing Date) and the Administrative Agent a counterpart of this Agreement signed on behalf of such party (or written evidence reasonably satisfactory to the Administrative Agent, which may include telecopy or electronic transmission of a signed signature page to this Agreement, that such party has signed a counterpart of this Agreement).

(b)       Corporate Documents; Incumbency Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)       Officer’s Certificate. Each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 (but without regard to the second parenthetical clause set forth in Section 4.02(a)) shall be satisfied as of the Closing Date, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with such conditions.

(d)       Opinion of Counsel to Company. The Administrative Agent shall have received one or more customary written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel to the Company (which may include the general counsel or other internal counsel of the Company), in form and substance reasonably satisfactory to the Administrative Agent (and the Company hereby instructs such counsel to deliver such opinion(s)).

(e)       Draft Registration Statement. The Administrative Agent shall have received the Draft Registration Statement and any amendments thereto submitted to the SEC prior to the Closing Date.

(f)       Fees and Expenses. The Company shall have paid to the Administrative Agent for the account of the respective person or persons entitled thereto all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Lenders and the Joint Lead Arrangers in connection herewith (including the reasonable fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Administrative Agent) that are due and payable on or prior to the Closing Date (and, with respect to such expenses, for which invoices have been presented to the Company at least two Business Days prior to the Closing Date).

(g)       Other Documents. The Administrative Agent shall have received such other documents as are customary for transactions of this type as the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02.      Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions (in addition to the concurrent or prior satisfaction of the conditions under Section 4.01 on the Closing Date):

(a)       (i) with respect to any Borrowing on or prior to the IPO Effective Date, the representations and warranties of the Company set forth in this Agreement and the other Loan Documents or (ii) with respect to any Borrowing following the IPO Effective Date, the representations and warranties of the Company set forth in this Agreement and the other Loan Documents, other than those representations and warranties contained in Section 3.05(b) (but only as to clause (a) of the definition of “Material Adverse Effect”) and Section 3.06(a) and (c) (but solely to the extent such matters affecting the truth and accuracy of such representation and warranty has been disclosed to the Administrative Agent), in each case under clauses (i) and (ii) of this Section 4.02(a), shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality, in all respects) on and as of the date of such Borrowing (or if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date);

(b)       at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

(c)       the IPO Effective Date shall have occurred or the Company shall have confirmed to the Administrative Agent in writing that the IPO Effective Date is expected to occur within five (5) Business Days following such Borrowing (which period may be extended to up to ten (10) Business Days following such Borrowing with the consent of the Administrative Agent or a longer period as agreed by each of the Joint Lead Arrangers).

Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in clauses (a), (b) and (c) of the preceding sentence.

Article V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

Section 5.01.      Financial Statements and Other Information.

The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender):

(a)       within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheets and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing in an audit report to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b)       within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheets and related unaudited statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, in each case certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)       (I) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Section 6.04 and (II) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent specifying any changes to the list of Designated Subsidiaries as of the last day of the fiscal period to which such financial statements relate;

(d)       promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or any U.S. national securities exchange, or distributed to its shareholders generally, as the case may be;

(e)       promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Designated Subsidiary (including information required to comply with “know your customer” or similar identification requirements of any Lender), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(f)       promptly, any amendments to the Draft Registration Statement submitted by the Company to the SEC.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically by posting on an Internet website, and, if so delivered, shall be deemed to have been furnished by the Company to the Administrative Agent (and by the Administrative Agent to the Lenders) on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies and (B) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents delivered pursuant to Section 5.01(a) or (b). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02.      Notices of Material Events.

The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender) the following, in each case, following the Company’s knowledge thereof:

(a)       prompt written notice of any occurrence of any Default;

(b)       prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(c)       within 5 days of any such change or notice, written notice of any change in the Company’s Index Debt Ratings from S&P and Moody’s, or any notice from either such agency indicating its cessation of, or its intent to cease, rating the Company’s debt.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and, in the case of clause (a) or (b), any action taken or proposed to be taken with respect thereto.

Section 5.03.      Existence; Conduct of Business.

The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than, in the case of clause (b), the loss of which would not reasonably be expected to result in a Material Adverse Effect.

Section 5.04.      Payment of Taxes.

The Company will, and will cause each of its Designated Subsidiaries to, pay, before the same shall become delinquent or in default, its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Designated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, or (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided that, for avoidance of doubt an obligation shall be considered to be delinquent or in default for purposes of this Section only if there has first been a notice and demand therefor (as defined in Section 6303 of the Code and similar provisions of Law) by a tax authority.

Section 5.05.      Maintenance of Properties.

The Company will, and will cause each of its Designated Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the extent that failure to do so would not be reasonably expected to result in a Material Adverse Effect.

Section 5.06.      Books and Records.

The Company will, and will cause each of its Designated Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (or applicable local standards) or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Designated Subsidiary, as the case may be.

Section 5.07.      Inspection Rights.

The Company will, and will cause each of its Designated Subsidiaries to, permit any representatives designated by any Agent and/or any Joint Lead Arranger and (at any time a Default exists) any representatives reasonably designated by any Lender, upon reasonable prior notice and at reasonable times during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and other records reasonably requested (other than information subject to confidentiality restrictions, insurance records and customer-related information), and to discuss its affairs, finances and condition with its officers and independent accountants; provided that such inspections shall be limited to once per fiscal year of the Company, unless an Event of Default shall have occurred and be continuing. The Company shall pay the reasonable costs and expenses of any such visit or inspection, but only if a Default exists at the time thereof or is discovered as a result thereof (provided that the Company shall have no responsibility for any such costs and expenses under any other circumstance).

Section 5.08.      Compliance with Laws.

The Company will, and will cause each of its Designated Subsidiaries to, comply with all Laws and orders of any Governmental Authority applicable to it or its property (including applicable Anti-Corruption Laws, applicable Sanctions and Environmental Laws), and in connection therewith, the Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, its Designated Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.09.      Insurance.

The Company will, and will cause each of its Designated Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, all as determined in good faith by the Company.

Section 5.10.      Use of Proceeds.

The proceeds of the Loans will be used for general corporate purposes of the Company and its Subsidiaries not in contravention of any Law or any Loan Document, which may include repayment of loans from RemainCo.

Article VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

Section 6.01.      Liens.

The Company will not create, incur, assume or permit to exist any Lien on (i) any property or asset now owned or hereafter acquired by it or (ii) any Equity Interests of any of the Company’s Designated Subsidiaries, except in each case:

(a)       Liens on any property or assets of the Company existing on the Closing Date;

(b)       Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into the Company, and not created in contemplation of such event;

(c)       any Lien existing on any property or assets prior to the acquisition thereof by the Company; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Company (other than improvements, accessions, proceeds or distributions in respect of the acquired property or assets) and (iii) such Lien secures only those obligations that it secures on the date of such acquisition;

(d)       Liens on any property or assets acquired, constructed or improved by the Company; provided that (i) such Liens and the Indebtedness (including Capital Lease Obligations) secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such property or assets and (iii) such Liens shall not apply to any other property or assets of the Company (provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates));

(e)       Permitted Encumbrances;

(f)        judgment Liens securing judgments not constituting an Event of Default under Article VII;

(g)       Liens arising in connection with Swap Contracts not entered into for speculative purposes;

(h)       Liens on securities owned by the Company which are pledged to any Federal Home Loan Bank or other government sponsored entity to secure advances and extensions of credit made to the Company in the ordinary course of business by any Federal Home Loan Bank or by any other government sponsored entity in connection with programs that are generally available to similarly situated companies in the insurance or financial services industry;

(i)        Liens arising out of deposits of cash or securities into collateral trusts or reinsurance trusts with ceding companies, insurance regulators or as otherwise incurred in the ordinary course of business of the Company;

(j)        Liens on any real property and personal property relating thereto securing Limited Recourse Real Estate Indebtedness of the Company;

(k)       Liens not otherwise permitted by this Section arising in the ordinary course of the business of the Company that do not secure any Indebtedness;

(l)        Liens arising out of Securities Transactions entered into in the ordinary course of business;

(m)      Liens on, or sales or transfers of, securitized assets (including notes, bonds and other securities or accounts receivable) in connection with securitizations of such assets; provided that no such Lien shall extend to or cover any property or assets other than the assets subject to such securitization (including the proceeds of the foregoing), related rights under the securitization documents and any other assets that are customarily pledged in connection with such securitization;

(n)       Liens securing obligations in respect of letters of credit issued on behalf of any Insurance Subsidiary for insurance regulatory or reinsurance purposes;

(o)       Liens securing obligations in connection with ordinary course operation of the affordable housing business of the Company and its Subsidiaries;

(p)       [reserved];

(q)       [reserved];

(r)        Liens incurred pursuant to the Loan Documents;

(s)       Liens securing Operating Indebtedness;

(t)        Liens on any assets as security required by applicable Law as a condition to the transaction of any business;

(u)       Liens securing Indebtedness not otherwise permitted by this Section; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed the greater of (i) $1,500,000,000 and (ii) 5% of Consolidated Net Worth at any one time outstanding; and

(v)       any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be expanded to cover any additional Indebtedness or assets (other than a substitution of like assets and improvements, accessions, proceeds or distributions in respect of such assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

Section 6.02.      Fundamental Changes.

The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that the Company may merge into or consolidate with any other Person, or any Person may merge into or consolidate with the Company, so long as (i) the Company is the surviving person in such transaction and (ii) before and after giving effect to such merger or consolidation, no Default has occurred and is continuing.

Section 6.03.      Lines of Business.

The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, engage to any material extent in any business other than the businesses of the type conducted by the Company and its Designated Subsidiaries on the date hereof or to be conducted following the IPO as described in the Draft Registration Statement and business activities reasonably related, incidental or complementary thereto (including any new insurance and reinsurance businesses by any Insurance Subsidiary).

Section 6.04.      Financial Covenants.

(a)       Consolidated Net Worth. The Company will not permit Consolidated Net Worth, as of the last day of any fiscal quarter, to be less than $11.73 billion.

(b)       Consolidated Total Debt to Consolidated Total Capitalization. The Company will not permit Consolidated Total Debt as of the last day of any fiscal quarter to exceed 40% of Consolidated Total Capitalization as of the last day of such fiscal quarter.

Section 6.05.      Use of Proceeds in Compliance with Sanctions Laws.

The Company will not request any Borrowing, and the Company shall not, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not, use or otherwise make available, directly or indirectly, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the funding, financing or facilitating of any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)       the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

(b)       the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) due under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)       any representation or warranty made or deemed made by or on behalf of the Company in or in connection with any Loan Document or any amendment or modification thereof, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made, deemed made or furnished;

(d)       (i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.03 (solely with respect to the existence of the Company) and 5.10 and in Article VI; (ii) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or (b) and such failure shall continue unremedied for a period of five or more Business Days; or (iii) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.07 and such failure shall continue unremedied for a period of five or more Business Days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);

(e)       The Company shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent to the Company;

(f)       (i) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Indebtedness owed to the Company by any of its Subsidiaries), when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents or if the governing documents do not contain a grace period, two days after the Company or such Subsidiary is given written notice of such failure); or (ii) any event or condition occurs that results in any Material Indebtedness (other than Indebtedness owed to the Company by any of its Subsidiaries) becoming due prior to its scheduled maturity; provided that this subclause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Designated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Company or any Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)        one or more judgments shall be rendered against the Company and/or its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment, and such judgment and/or judgments either is or are, as applicable, for (i) the payment of money in an aggregate amount in excess of $375,000,000 (or its equivalent in any other currency) or (ii) injunctive relief and would reasonably be expected to result in a Material Adverse Effect;

(j)        an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(i)        there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, anything contained herein to the contrary notwithstanding; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, in each case, without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, anything contained herein to the contrary notwithstanding.

Article VIII

AGENTS

Section 8.01.      Administrative Agent.

(a)       Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)       Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if it were not such Agent hereunder.

(c)       No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders and (iii) except as expressly set forth herein and in the other Loan Documents, no Agent shall have any duty to disclose, or be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (5) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)       Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)       Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

(f)       Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in each case with a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(g)       Each Lender acknowledges that it has, independently and without reliance upon any Agent, any arranger of this credit facility or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any arranger of this credit facility or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h)       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.04 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Agents, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Agents under Sections 2.04 and 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Agent in any such proceeding.

(i)       Notwithstanding anything to the contrary contained herein, the Joint Lead Arrangers and the Syndication Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement (except in their capacity, if any, as Lenders).

(j)       (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.01(j) shall be conclusive, absent manifest error.

(ii)       Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)       The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company.

(iv)       Each party’s obligations under this Section 8.01(j) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.02.      Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article IX

MISCELLANEOUS

Section 9.01.      Notices.

(a)       Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the applicable address or telecopier number for the applicable Person in Schedule 9.01. Notices pursuant to this paragraph (a) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)       Electronic Communications. Notices and other communications to the Company and the Lenders hereunder may be delivered or furnished by Approved Electronic Platforms, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)       Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02.      Waivers; Amendments.

(a)       No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)       Amendments. Subject to Section 2.11(b) and (c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)        increase any Commitment of any Lender without the written consent of such Lender;

(ii)       reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate);

(iii)      postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)      change Section 2.06(c) or 2.15(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender; or

(v)       change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and provided further that no such agreement shall (A) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or amend, modify or waive any provision of Section 2.18 without the prior written consent of the Administrative Agent or (B) amend, modify or otherwise affect the rights or duties of any other Agent hereunder without the prior written consent of such other Agent.

Section 9.03.      Expenses; Limitation of Liability; Indemnity, Etc.

(a)       Costs and Expenses. The Company agrees to pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one firm of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent and/or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect of such Loans. This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(b)       Limitation of Liability. To the extent permitted by applicable law (i) the Company shall not assert, and the Company hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) except in the case of this clause (i) to the extent such Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or its Related Parties and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Company of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)       Indemnification by Company. The Company agrees to indemnify the Administrative Agent, each Joint Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of a single primary counsel for the Indemnitees and, if reasonably necessary, a single local counsel in each relevant material jurisdiction, unless there exists a perceived or actual conflict of interest among Indemnitees (as reasonably determined by such Indemnitee), in which case such expenses shall include the reasonable and documented out-of-pocket fees and disbursements of one additional counsel in each relevant material jurisdiction and, if reasonably necessary, of one regulatory counsel, to each group of similarly affected Indemnitees) incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use or intended use of the proceeds therefrom, (iii) the enforcement of this Agreement, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Company or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of the Company and that is brought against by an Indemnitee against another Indemnitee (other than against the Administrative Agent, the Syndication Agent, or any Joint Lead Arranger in their capacities as such). This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)       Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any of its Related Parties (each, an “Agent-Related Person”) under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to such Agent-Related Person such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such.

(e)       Payments. All amounts due under this Section 9.03 shall be payable not later than ten Business Days after demand therefor.

(f)       Survival. The agreements in this Section 9.03 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.04.      Successors and Assigns.

(a)       Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties each of the Administrative Agent, the Lenders and the Joint Lead Arrangers) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)          Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld or delayed) of:

(A)       the Company; provided that no consent of the Company shall be required for an assignment (I) to a Lender, an Affiliate of a Lender or an Approved Fund, (II) to any Specified Permitted Lender or (III) if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Company shall be deemed to have consented to any such assignment requiring its consent under this clause (A) unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; and

(B)       the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment, the amount of such Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company (except if an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed);

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws; and

(E)       no such assignment shall be made to (I) the Company or any of the Company’s Affiliates or Subsidiaries, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (II), or (III) a natural person or a corporation, limited liability company, trust or other entity owned, operated or established for the primary benefit of a natural person and/or family members or relatives of such person.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)       Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)       Participations. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, promissory note or other obligations under any Loan Document) except if additional payments under Sections 2.12 and 2.14 are requested with respect to such Participant and except to the extent that such disclosure is necessary to establish that such Commitment, Loan, promissory note or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent required to establish an exemption or withholding under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)       Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

Section 9.05.      Survival.

All representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making by the Lenders of any Loans, regardless of any investigation made by or on behalf of any Lender and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, any assignment of rights by, or replacement of, a Lender, the expiration or termination of the Commitments, the repayment, satisfaction or discharge of all Obligations under the Loan Documents, the invalidity or unenforceability of any term or provision of any Loan Document or any investigation made by or on behalf of any Lender.

Section 9.06.      Counterparts; Integration; Effectiveness.

(a)       This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for any provisions in the Commitment Letter, including without limitation any syndication provisions and the “Clear Market Undertakings” (as defined in the Commitment Letter) that expressly survive pursuant to and to the extent provided by the terms of the Commitment Letter). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)       Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Company, Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07.      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.08.      Payments Set Aside.

To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.09.      Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender and its Affiliates to or for the credit or the account of the Company against any and all of the obligations of the Company hereunder and under the other Loan Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10.      Governing Law; Jurisdiction; Consent to Service of Process.

(a)       Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)       Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or the transactions relating hereto and thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by Law) or New York State Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(c)       Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 9.11.      WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12.      Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.      Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this paragraph or (2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. In the event that the Administrative Agent or any Lender becomes legally compelled to disclose any confidential Information pursuant to clause (c) of this Section, the Administrative Agent or such Lender shall, to the extent permitted by Law, give prompt written notice of that fact to the Company prior to the disclosure, and in the event that the Company shall advise the Administrative Agent or such Lender that it will seek an appropriate remedy to prevent or limit such disclosure, the Administrative Agent or such Lender, as applicable, shall cooperate reasonably (at the expense of the Company) with the Company in seeking such remedy. For the purposes of this Section, “Information” means all information received from the Company relating to the Company, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of written information received from the Company after the date hereof, such information is clearly identified at or prior to the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.14.      USA PATRIOT Act.

Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with said Act.

Section 9.15.      No Advisory or Fiduciary Relationships.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Lenders and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders and the Joint Lead Arrangers has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Lenders and Joint Lead Arrangers has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16.      [Reserved].

Section 9.17.      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SAFG RETIREMENT SERVICES, INC.

By	/s/ Justin Caulfield
Name: Justin Caulfield
Title: Vice President and Treasurer

[Signature Page to 18-Month DDTL Agreement]

LENDERS

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By	/s/ Sarah Tarantino
Name: Sarah Tarantino
Title: Vice President

[Signature Page to 18-Month DDTL Agreement]

BANK OF AMERICA, N.A.,

By	/s/ Chris Choi
Name: Chris Choi
Title: Managing Director

[Signature Page to 18-Month DDTL Agreement]

CITIBANK, N.A.

By	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

CITICORP NORTH AMERICA, INC.

By	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

[Signature Page to 18-Month DDTL Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.

By	/s/ Mrinalini MacDonough
Name: Mrinalini MacDonough
Title: Authorized Signatory

[Signature Page to 18-Month DDTL Agreement]

GOLDMAN SACHS BANK USA

By	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to 18-Month DDTL Agreement]

SCHEDULE 2.01

Commitments

Name of Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$1,200,000,000
BANK OF AMERICA, N.A.	$1,200,000,000
CITIBANK, N.A.	$546,000,000
CITICORP NORTH AMERICA, INC.	$654,000,000
MORGAN STANLEY SENIOR FUNDING, INC.	$1,200,000,000
GOLDMAN SACHS BANK USA	$1,200,000,000
TOTAL	$6,000,000,000

SCHEDULE 9.01

Notice Information

I. Company:

SAFG Retirement Services, Inc.
1271 Avenue of the Americas, Floor 11
New York, New York 10022-1304
Attention: Justin Caulfield, Treasurer
Fax No.: 888-223-2971
Telephone No.: 212-770-2867
with a copy to: Jeffrey Lanning

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Ari Blaut
Fax No.: 212-291-9219
Telephone No.: 212-558-1656

II. Administrative Agent:

JPMorgan Chase Bank, N.A.
383 Madison Ave.
New York, NY 10179
Attention: Christopher Draper, Andrew Weyant
Email: christopher.draper@chase.com; andrew.weyant@chase.com
Telephone No.: 302-542-6266; 302-552-0714

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York NY 10006
Attention: Amy R. Shapiro, Duane McLaughlin
Email: ashapiro@cgsh.com; dmclaughlin@cgsh.com
Telephone No.: 212-225-2076; 212-225-2106

III. Lenders

Initially, as provided in the relevant Lender’s Administrative Questionnaire

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	________________________________

2.	Assignee:	______________________________ [and is an [Affiliate][Approved Fund] of [identify Lender]][1]

3.	Company:	SAFG Retirement Services, Inc., as borrower

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement:	The Term Loan Agreement dated as of February 25, 2022 among SAFG Retirement Services, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment/ Loans/ for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans
●	●	$	$	%
●	●	$	$	%
●	●	$	$	%

Effective Date: _________, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][2] Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:
[Consented to:][3]

SAFG Retirement Services, INC.

By
Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[3]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements, if any, under the Credit Agreement including Section 9.04(b) thereof (subject to such consents, if any, as may be required under such Section 9.04(b)), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any arranger or any other Lender and their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender and their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[Form of Promissory Note]

PROMISSORY NOTE

$ [_________] [________], 202[_]

New York, New York

FOR VALUE RECEIVED, SAFG Retirement Services, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such of the offices of JPMorgan Chase Bank, N.A. as shall be notified to the Borrower from time to time, the principal sum of $ [________] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender to the Borrower.

This Note evidences Loans made by the Lender to the Borrower under the Term Loan Agreement dated as of February 25, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

SAFG RETIREMENT SERVICES, INC.

By
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

EXHIBIT D

FORMs OF U.S. TAX CERTIFICATES

[See Attached Forms]

Exhibit D-1

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of February 25, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among SAFG Retirement Services, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________, 201__

Exhibit D-2

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of February 25, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among SAFG Retirement Services, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN or W-8BEN-N (as applicable) from each of its partners/members claiming the portfolio interest exemption and exemption from FATCA withholding. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________, 201__

Exhibit D-3

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of February 25, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among SAFG Retirement Services, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _______, 201__

Exhibit D-4

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of February 25, 2022 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among SAFG Retirement Services, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) from each of its partners/members claiming the portfolio interest exemption and exemption from FATCA withholding. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _______, 201__

U.S. Tax Certificate